Exhibit 16.1

March 1, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the Company’s statements included under Item 4.01 of its Form 8-K dated March 1, 2019, and we agree with such statements as they pertain the Thayer O’Neal Company, LLC.

Very truly yours,

/s/ Thayer O’Neal Company, LLC